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                                                             EXHIBIT 4.2

                       UNITED STATIONERS SUPPLY CO.

                               $100,000,000

                 8 3/8% Senior Subordinated Notes due 2008


                            PURCHASE AGREEMENT

                                                          April 9, 1998

CHASE SECURITIES INC.
BEAR, STEARNS & CO. INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017


Ladies and Gentlemen:

               United Stationers Supply Co., an Illinois corporation (the "COMPANY"), a wholly-owned subsidiary of United Stationers Inc., a Delaware corporation ("UNITED"), proposes to issue and sell $100,000,000 aggregate principal amount of its 8 3/8% Senior Subordinated Notes due 2008 (the "NOTES"). The Securities will be issued pursuant to an Indenture to be dated as of April 15, 1998 (the "INDENTURE") among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the "TRUSTEE"). The Notes will be unconditionally guaranteed on a senior subordinated basis (the "GUARANTEES") initially by each of United, Lagasse Bros., Inc., a Louisiana corporation, Azerty Incorporated, a Delaware corporation, Positive ID Wholesale Inc., a Delaware corporation and AP Support Services Incorporated, a Delaware corporation (collectively, the "GUARANTORS" and, together with the Company, the "ISSUERS"), pursuant to the terms of the Indenture. The Notes and the Guarantees are sometimes referred to herein together as the "SECURITIES." The Issuers hereby confirm their agreement with Chase Securities Inc. ("CSI") and Bear, Stearns & Co. Inc. (together with CSI, the "INITIAL PURCHASERS") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

               The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated March 24, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and will prepare an offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. Each of the Issuers hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the

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Offering Memorandum in connection with the offering and resale of the
Securities by the Initial Purchasers in accordance with Section 2.

               Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of senior subordinated notes of the Company (the "EXCHANGE NOTES") which are identical in all material respects to the Notes and which are unconditionally guaranteed by each of the guarantors (such guarantees, together with the Exchange Notes, the "EXCHANGE SECURITIES") (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement with respect to the resale of the Securities pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT").

               The net proceeds of the offering of the Securities will be used by the Company to repay a portion of indebtedness of the Company outstanding under a $100.0 million tranche B term loan facility (the "TRANCHE B TERM LOAN FACILITY") under the Company's new senior secured credit facilities (the "NEW CREDIT FACILITIES"). The Company used the Tranche B Term Loan Facility and other drawings under the New Credit Facilities to pay the purchase price for the acquisition of the capital stock of Azerty Incorporated, Azerty de Mexico, S.A. de C.V., Positive ID Wholesale Inc. and AP Support Services Incorporated (the "AZERTY ACQUISITION").

               Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

               1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS. Each of the Issuers, jointly and severally, represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

               (a) Each of the Preliminary Offering Memorandum and the
         Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Issuers make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "INITIAL PURCHASERS' INFORMATION").

               (b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

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               (c) Each of United, the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, and has all requisite power and authority necessary to own or lease and operate its properties and to conduct its business as now being conducted and as described in the Offering Memorandum, except where the failure to be so qualified or in good standing or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of United, the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

               (d) United has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of United have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of any preemptive, maintenance or similar rights; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of any preemptive, maintenance or similar rights, and are owned directly by United, free and clear of any lien, pledge, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title except for those created pursuant to the New Credit Facilities. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of any preemptive, maintenance or similar rights, and are owned directly or indirectly by the Company, free and clear of any lien, pledge, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title except for those created pursuant to the New Credit Facilities.

               (e) Each of the Issuers has the corporate power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and (in the case of the Company) the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement) and (in the case of the Guarantors) the Guarantees endorsed on the Notes, the Exchange Notes and the Private Exchange Notes (collectively, the "TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by each of the Issuers for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

               (f) This Agreement has been duly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) constitutes a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with the terms hereof, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other

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         similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) the enforceability of rights to indemnification and contribution hereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

               (g) The Registration Rights Agreement has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

               (h) The Indenture has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent of the effect on the Notes of the laws of any jurisdiction other than federal law and the law of the States of New York or Illinois wherein any purchaser of the Notes may be located or wherein enforcement may be sought which limits the rate of interest legally chargeable or collectible. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (i) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent of the effect on the Notes of the laws of any jurisdiction other than federal law and the law of the States of New York or Illinois wherein any purchaser of the Notes may be located or wherein enforcement may be sought which limits the rate of interest legally chargeable or collectible.

               (j) The Guarantees to be endorsed on the Notes have been duly authorized by each of the Guarantors and, when duly executed by each of the Guarantors and when the Notes are duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each

                                      -4-

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         of the Guarantors in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               (k) The Exchange Notes have been and, as of the Closing Date, the Private Exchange Notes will be, duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement in exchange for the Notes, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               (l) The Guarantees to be endorsed on the Exchange Notes have been and, as of the Closing Date, the Guarantees to be endorsed on the Private Exchange Notes will be, duly authorized by each of the Guarantors and, when duly executed by each of the Guarantors and when the Exchange Notes and/or the Private Exchange Notes, as the case may be, are duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement in exchange for the Notes, will constitute valid and legally binding obligations of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               (m) Each of the Transaction Documents, the second amended and restated credit agreement (the "New Credit Agreement") governing the New Credit Facilities and the Receivables Securitization Program conforms in all material respects to the description thereof contained in the Offering Memorandum.

               (n) The execution, delivery and performance by each of the Issuers of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities, the Exchange Securities and the Private Exchange Securities (as defined in the Registration Rights Agreement) and compliance by each of the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of United, the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which United, the Company or any of its subsidiaries is a party or by which United, the Company or any of its subsidiaries or their respective properties or assets may be bound, except for any such conflict, breach, violation, default, lien, charge or encumbrance that could not, singularly or in the

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         aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Issuers to perform their respective obligations under the Transaction Documents, nor will such actions result in any violation of the provisions of the charter or bylaws of United, the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over United, the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by each of the Issuers of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities, the Exchange Securities and the Private Exchange Securities and compliance by each of the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and are in full force and effect on the Closing Date, (ii) which may be required under the Trust Indenture Act in connection with the Exchange Securities, and (iii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

               (o) Ernst & Young LLP are independent certified public accountants with respect to United and its consolidated subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the historical financial information contained in the Offering Memorandum under the headings "Summary--Summary Consolidated Financial and Pro Forma Data", "Capitalization", "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the entities purported to be covered thereby and fairly present the information purported to be shown thereby. Each of the unaudited consolidated pro forma balance sheet as of December 31, 1997 and the unaudited consolidated pro forma income statement for the year ended December 31, 1997 contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements of the entities purported to be covered thereby (except for the PRO FORMA adjustments specified therein), complies in all material respects with the applicable accounting requirements of the Commission, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum, the Transaction Documents, the New Credit Facilities, the Receivables Securitization Program and the documents relating to the Azerty Acquisition and the 1997 Financing Transactions, as applicable. The other historical financial and statistical

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         information and data included in the Offering Memorandum are, in all material respects, presented fairly in accordance with their descriptions therein.

               (p) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which United, the Company or any of its subsidiaries is a party or, to the best knowledge of the Company, of which any property or assets of United, the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to United, the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened by governmental authorities or by others.

               (q) To the best knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities, the Exchange Securities or the Private Exchange Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to United, the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities, the Exchange Securities or the Private Exchange Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting United, the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities, the Exchange Securities or the Private Exchange Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

               (r) None of United, the Company or any of its subsidiaries is,
         (i) in violation of its charter or bylaws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation, order, judgment or court decree to which it or its property or assets may be subject, except for, in the cases of clauses (ii) and (iii) above, such default or violation which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Issuers to perform their respective obligations under the Transaction Documents.

               (s) Each of United, the Company and its subsidiaries possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies which are necessary to own or lease and operate its properties or conduct its business as now being conducted and as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and none of the Company or any of its subsidiaries has

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         received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

               (t) Each of United, the Company and its subsidiaries has (i) filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and all such tax returns are true, complete and accurate in all material respects, or
         (ii) properly filed for extensions thereof, and has paid all taxes due thereon and all assessments received by it, except where, in the case of state, local and foreign tax returns, the failure to file, extend the due date or pay the same, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and no tax deficiency has been determined adversely to United, the Company or any of its subsidiaries which has had (nor does United, the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to United, the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

               (u) None of United, the Company or any of its subsidiaries is, and upon consummation of the transactions contemplated hereby will be, an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder.

               (v) Each of United, the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (w) Each of United, the Company and its subsidiaries has in effect, with insurers the Company reasonably believes to be financially sound, insurance covering its properties, operations, personnel and business, which insurance is of the type and in amounts and insures against such losses and risks as are adequate to protect it and its business as now conducted or proposed to be conducted as described in the Offering Memorandum. None of United, the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

               (x) Each of United, the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as now conducted or proposed to be conducted as described in the Offering Memorandum; and the conduct of its business will not conflict in any material respect with, and none of United, the Company or any of its subsidiaries has received any written notice of any infringement of or claim of conflict with (or knows of such infringement or conflict with), any such rights of others.

               (y) Each of United, the Company and its subsidiaries has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property which are material to the business of United, the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such liens, encumbrances, claims, defects and imperfections as (i) are not in the aggregate material and do not materially interfere with the use made and proposed to be made of such property by United, the Company and its subsidiaries or (ii) are reflected in the financial statements or otherwise described in the Offering Memorandum (including, without limitation, to secure the New Credit Facilities).

               (z) Except as described in the Offering Memorandum, no labor disturbance by or dispute with the employees of United, the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect.

               (aa) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of United, the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; each of United, the Company and its subsidiaries has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which United, the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause a Material Adverse Effect.

               (bb) To the knowledge of the Company, except as disclosed in the Offering Memorandum, none of United, the Company or any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, except any such violation which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each of United, the Company and its subsidiaries has received all material permits, licenses or other approvals required under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business. Each of United, the Company and its subsidiaries is in compliance with all terms and conditions of any such permits, licenses or approvals, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (cc) On and immediately after the Closing Date, each of United, the Company and the other Guarantors (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "SOLVENT" means, with respect to any entity on a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured,
         (ii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, such entity has not incurred debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iii) such entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               (dd) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with third parties with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in United, the Company or any of its subsidiaries.

               (ee) None of United, the Company or any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

               (ff) None of United, the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities, the Exchange Securities or the Private Exchange Securities (it being understood that this Agreement is not such a contract, agreement or understanding).

               (gg) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

               (hh) None of United, the Company, the other Guarantors, any of their affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("REGULATION S")) with respect to the Securities, the Exchange Securities or the Private Exchange Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

               (ii) None of United, the Company, the other Guarantors, nor any of their affiliates has, directly or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

               (jj) None of United, the Company, the other Guarantors or any of their affiliates or any other person acting on their behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("REGULATION D") or has solicited offers for, or has offered and sold, the Securities in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (kk) Other than the common stock of United, there are no securities of United, the Company or the other Guarantors registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

               (ll) None of United, the Company or any of the other Guarantors has taken, and none of them will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities, the Exchange Securities or the Private Exchange Securities.

               (mm) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

               (nn) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable.

               (oo) None of United, the Company or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes
         Section 517.075.

               (pp) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of United, the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business,
         (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business,
         (iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               2. PURCHASE AND RESALE OF THE SECURITIES. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the principal amount of Notes (including the Guarantees thereof) set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97.25% of the principal amount thereof. The Issuers shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

               (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuers that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act and it has not engaged, and will not engage, in any directed selling efforts within the meaning of Rule 902 under the Securities Act in connection with the Securities, and it will comply with the offering restrictions and other requirements of Regulation S, (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering and otherwise until 40 days after the later of the commencement of the offering of the Securities and Closing Date, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS") as defined in Rule 144A under the Securities Act ("RULE 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) and to whom such Initial Purchaser reasonably believes offers and sales of the Securities may be made in reliance on Rule 903 under the Securities Act in transactions meeting the requirements of Regulation S, and (iv) it is a Qualified Institutional Buyer. Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Issuers pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Issuers and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance. The Initial Purchasers will advise the Issuers of the completion of the distribution of Securities pursuant to Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation of notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

               Each Initial Purchaser represents that it has not entered into and agrees that it will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with the prior written consent of the Company.

               (c) Each Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell, in the United Kingdom, any Securities offered hereby, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "REGULATIONS"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

               (d) The Issuers acknowledge and agree that the Initial
Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

               3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. (a) Delivery of and payment for the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on April 15, 1998, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "CLOSING DATE").

               (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

               4. FURTHER AGREEMENTS OF THE ISSUERS. Each of the Issuers, jointly and severally, agrees with each of the several Initial Purchasers:

               (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly upon receipt of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or, to the best knowledge of the Company, the threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

               (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

               (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than 10 business days after receipt of such copy;

               (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

               (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

               (f) for a period of three years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

               (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; PROVIDED that in no event shall any of the Issuers be obligated to qualify as a foreign corporation in any jurisdiction in which it is not then so qualified or to take any action which would subject it to general consent to service of process in any action other than one arising out of the offering of the Securities in any such jurisdiction where it is not then so subject, or to subject itself to the payment of taxes in excess of a nominal amount in any jurisdiction where it is not then so subject;

               (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

               (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

               (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities, the Exchange Securities or the Private Exchange Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, by means of any directed selling efforts (as defined in Regulation S) in connection with the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum;

               (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Issuers (other than the Securities, the Exchange Securities, the Private Exchange Securities and debt incurred in the ordinary course of business) without the prior written consent of the Initial Purchasers;

               (l) until consummation of the Exchange Offer, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities, the Exchange Securities or the Private Exchange Securities that have been reacquired by them, except for any such securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act;

               (m) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

               (n) in connection with the offering of the Securities, to make its officers, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

               (o) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

               (p) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

               (q) not to take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

               (r) not to take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

               (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to any of the Issuers, its condition (financial or otherwise) or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Issuers and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Issuers and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law or the rules of any national securities exchange or inter-dealer quotation system; and

               (t) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds."

               5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of each of the Issuers contained herein, to the accuracy of the statements of each of the Issuers and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Issuers of their obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best knowledge of the Company, threatened.

               (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

               (d) (i) Weil, Gotshal & Manges LLP, (ii) Otis H. Halleen,
         Esq., and (iii) Phelps Dunbar LLP shall have furnished to the Initial Purchasers their respective written opinions, as counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Exhibit B hereto.

               (e) The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

               (f) The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL LETTER") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers and counsel to the Initial Purchasers, substantially to the effect set forth in Exhibit C hereto.

               (g) The Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Issuers within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

               (h) Each Issuer shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of such Issuer in this Agreement are true and correct in all material respects, such Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the ent financial statements contained in the Offering Memorandum, there has been no material adverse change, or any development including a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of such Issuer and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

               (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Issuers.

               (j) The Indenture shall have been duly executed and delivered by each of the Issuers and the Trustee, and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee and the Guarantee of each Guarantor shall have been duly endorsed thereon.

               (k) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

               (l) If any event shall have occurred that requires the Issuers under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

               (m) There shall not have occurred any invalidation of Rule
         144A or Regulation S under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

               (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which relevant information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto) other than as expressly described in the Offering Memorandum, there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the management, condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

               (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities, the Exchange Securities or the Private Exchange Securities, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities, the Exchange Securities or the Private Exchange Securities, in each case in the manner contemplated by this Agreement, the Registration Rights Agreement and the Offering Memorandum.

               (p) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Notes or any of United's or the Company's other debt securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of United's or the Company's other debt securities.

               (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

               (r) The Company shall have entered into the New Credit Agreement and the Initial Purchasers or their counsel shall have received a conformed copy thereof.

               (s) The Company shall have entered into the Receivables Securitization Program and the Initial Purchasers or their counsel shall have received a conformed copy of the principal operative documents related thereto.

               (t) The Initial Purchasers or their counsel shall have received a conformed copy of the purchase agreement and related closing documents for the Azerty Acquisition.

               All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

               6. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

               7. DEFAULTING INITIAL PURCHASERS. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

               (b) Nothing contained herein shall relieve a defaulting
Initial Purchaser of any liability it may have to the Issuers or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

               8. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Issuers shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

               9. INDEMNIFICATION. (a) Each of the Issuers, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers to the holders of the Securities pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuers with Section 4(b).

               (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each of the Issuers, their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls each Issuer within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Issuers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Issuers promptly upon demand for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action;

PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release in form and substance reasonably satisfactory to such indemnified party of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               The obligations of the Issuers and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Issuers or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

               10. CONTRIBUTION. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this
Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this
Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

               11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuers and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the

Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               12. EXPENSES. The Issuers agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Issuers' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this Section 12; PROVIDED, HOWEVER, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses (including the costs and expenses of their legal counsel other than as provided in clause (f) above).

               13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

               14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: David Fass (telecopier no.: (212) 270-0994); or

               (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: General Counsel (telecopier no.:
         (847) 699-3193);

PROVIDED that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

               15. DEFINITION OF TERMS. For purposes of this Agreement, (a) the term "business day" means any day on which The New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

               16. INITIAL PURCHASERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the legend on page i concerning over-allotment and trading activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the first sentence of the third paragraph, the second sentence of the ninth paragraph, the eleventh paragraph and the twelfth paragraph under the heading "Plan of Distribution."

               17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               18. COUNTERPARTS. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               19. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

               20. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between each of the Issuers and the several Initial Purchasers in accordance with its terms.

                                      Very truly yours,

                                      UNITED STATIONERS SUPPLY CO.


                                      By
                                         --------------------------------------
                                          Name:
                                          Title:


                                      UNITED STATIONERS INC.


                                      By
                                         --------------------------------------
                                          Name:
                                          Title:


                                      LAGASSE BROS., INC.


                                      By
                                         --------------------------------------
                                          Name:
                                          Title:


                                      AZERTY INCORPORATED


                                      By
                                         --------------------------------------
                                          Name:
                                          Title:


                                      POSITIVE ID WHOLESALE INC.


                                      By
                                         --------------------------------------
                                          Name:
                                          Title

                                      AP SUPPORT SERVICES INCORPORATED


                                      By
                                         --------------------------------------
                                          Name:
                                          Title:


Accepted:

CHASE SECURITIES INC.


By
   -----------------------------
        Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

BEAR, STEARNS & CO. INC.


By
   -----------------------------
        Authorized Signatory

Address for notices pursuant to Section 9(c):
300 Crescent Court, Suite 200
Dallas, Texas  75201
Attention:  Rich Lacher

                                                                  SCHEDULE 1


                                                     Principal
                                                       Amount
Initial Purchasers                                  Of Securities
-------------------------------------------------------------------------------

Chase Securities Inc.                               $ 90,000,000
                                                      10,000,000
                                                    ------------
Bear, Stearns & Co. Inc.                            $100,000,000



                                       S-1